                                                                     EXHIBIT 1.1

                                BAAN COMPANY N.V.


                               PURCHASE AGREEMENT

                                December 12, 1996




Morgan Grenfell & Co. Limited, for Itself and the Other Several
 Initial Purchasers Named Below
6-8 Bishopsgate
London EC2N 4DA
England

Dear Sirs:

         Baan Company N.V., a corporation incorporated under the law of The Netherlands with its statutory seat in Barneveld, The Netherlands (the "Company"), proposes to issue and sell to you (the "Manager") and the other several purchasers named in Schedule 1 hereto (collectively with the Manager, the "Initial Purchasers") $175,000,000 principal amount of its 4.5% Convertible Subordinated Notes due 2001 (the "Firm Offered Securities") to be issued pursuant to the provisions of an Indenture dated as of December 15, 1996 (the "Indenture") between the Company and Marine Midland Bank, as Trustee (the "Trustee").

         The Company also proposes to issue and sell and deliver to the Initial Purchasers not more than an additional $25,000,000 principal amount of its 4.5% Convertible Subordinated Notes Due 2001 (the "Additional Offered Securities") if and to the extent that you, as Manager, shall have determined to exercise on behalf of the Initial Purchasers the right to purchase such 4.5% Convertible Subordinated Notes due 2001 granted to the Initial Purchasers in Section 3 hereof. The Firm Offered Securities and the Additional Offered Securities are hereinafter collectively referred to as the "Offered Securities." The Offered Securities will be convertible into Common Shares, NLG .01 per share, of the Company (the "Underlying Securities" and, together with the Offered Securities, the "Securities"). As used herein, the term "Firm Offered Securities," "Additional Offered Securities" and "Offered Securities" shall be deemed, unless the context otherwise requires, to include such Securities in the form of a temporary global Security representing such Securities issued and sold in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

         The Securities will be offered without being registered under the Securities Act, in reliance on exemptions therefrom.

         In connection with the offer, sale and delivery of the Securities, the Company has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare



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
a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated and is validly existing as a company limited by shares (naamloze vennootschap) under the laws of the Netherlands, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Other than Baan Naderland B.V., Baan International B.V., Baan Europe B.V., Baan Development B.V., Baan Deutschland GmbH and Baan USA, Inc. (each a "Material Subsidiary"),



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no subsidiary of the Company is a "significant subsidiary" as such term is defined in Regulation S-X under the Securities Act. Each of Baan Naderland B.V. and Baan Development B.V. does not require any of the proceeds from the sale of the Offered Securities to operate its business as currently operated and as proposed to be operated. The Company has no current intent to use the proceeds from the sale of the Offered Securities for Baan Naderland B.V. or Baan Development B.V., and will not use such proceeds for such subsidiaries in the future if approval of any Work's Council is required unless such approval is obtained.

                  (d) The Company and its subsidiaries have good and marketable title to all the properties and assets owned by them or reflected as owned by them in either Memorandum, which are material to the business of the Company subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in the Memorandum, or (ii) those which are not material in amount or do not adversely affect the use made and proposed to be made of such property by the Company or such subsidiary. The Company and its subsidiaries hold their leased properties under valid and binding leases, with such exceptions as are not material in relation to the business of the Company and its subsidiaries taken as a whole. Except as disclosed in the Memorandum, the Company and its subsidiaries own or lease all such properties as are necessary to their combined operations as now conducted, or as proposed to be conducted, in each case as discussed in or contemplated by either Memorandum.

                  (e) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum.

                  (f) The Common Shares of the Company outstanding immediately prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and nonassessable.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company.

                  (h) The Offered Securities have been duly authorized and, when executed, authenticated and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will (i) be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights, (ii) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) be entitled to the benefits of the Indenture pursuant to which such securities are to be issued.

                  (i) The Underlying Securities reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved in sufficient numbers for such issue by the Company and, when executed and issued upon conversion of such Offered Securities in



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accordance with the terms of such Offered Securities, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights.

                  (j) Each of the Indenture and the Registration Rights Agreement dated as of December 15, 1996 among the Company and the Initial Purchasers (the "Registration Rights Agreement") pursuant to which such securities are to be issued has been duly authorized and, when executed and delivered by the Company and the other parties thereto, will be a valid and binding agreement of, the Company, enforceable in accordance with its terms except (1) as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (2) as the enforceability of indemnification provisions in the Registration Rights Agreement may be limited by public policy limitations.

                  (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities will not contravene any provision of applicable law or the Articles of Association of the Company or, except as set forth in each Memorandum, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except as may be required under federal securities laws with respect to the Company's obligations under the Registration Rights Agreement.

                  (l) Except as expressly identified in the Final Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

                  (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Offered Securities or to consummate the transactions contemplated by the Final Memorandum.




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                  (n) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) No default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments binding on the Company or any of its subsidiaries, except such defaults that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) The Company and each of its material subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (q) Moret Ernst & Young Accountants (the "Accountants"), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants within the meaning of the Securities Act; the consolidated financial statements of the Company and the other financial data of the Company and its subsidiaries set forth in the Final Memorandum fairly present in all material respects the financial condition of the entities to which they relate as of the dates indicated, subject, in the case of any interim statements, to year-end audit adjustments.

                  (r) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Securities (as those terms are used in Regulation D under the Securities
Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.




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                  (s) The Company is not an "investment company" or an entity
"controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (t) It is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (v) The effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (w) Except as disclosed in the Final Memorandum, the Company and each of its subsidiaries owns or possesses, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, approvals, governmental authorizations and trade names necessary to the conduct of the business as now operated by them, except such as are not material to the business of the Company and its subsidiaries taken as a whole, the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company, and the Company has no knowledge of any material infringement by it of trademarks, trade name rights, patent rights, copyrights, licenses, trade secrets or similar rights of others and, except as disclosed in the Final Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.




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                  (x) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S") with respect to the Offered Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) has complied with the offering restrictions requirement of Regulation S.

                  (y) The Final Memorandum contains all information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act; and the Offered Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (z) To the extent separately agreed by the parties, each of the Company's directors and executive officers has entered into a written agreement with the Company in the form of Exhibit A hereto (each such agreement, a "Lock-up Agreement"), and executed originals of each Lock-up Agreement have been delivered to you.

                  (aa) Except as provided in each Memorandum, and except for compliance with the provisions of the External Financial Relations Act of 1994 and the Reporting Instructions on Foreign Payments, all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of The Netherlands be paid in Dutch Guilders that may be converted into foreign currency and may be freely transferred out of The Netherlands and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of The Netherlands and are otherwise free and clear of any other tax, withholding or deduction in The Netherlands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities in The Netherlands.

                  (bb) Except for The Netherlands capital tax described in each Memorandum which will be paid by the Company, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to The Netherlands or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Securities to the Initial Purchasers or (B) the sale and delivery by the Initial Purchasers of the Securities to purchasers thereof.

                  (cc) The Company is not a Passive Foreign Investment Company ("PFIC") or Foreign Personal Holding Company ("FPHC") within the meaning of
Section 1296 and 552 of the United States Internal Revenue Code of 1986, as amended, is not likely to become a PFIC or FPHC, and the Company is not aware of any contemplated action by any shareholder or shareholders of the Company to become a PFIC or PFHC.




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                  (dd) The Company is a resident of the Netherlands for purposes of Article 4 of the Netherlands-United States Income Tax Treaty.

         2. Offering. You have advised the Company that the Initial Purchasers will make an offering of the Offered Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         3. Purchase and Delivery. The Company hereby agrees to sell to the several Initial Purchasers, and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Offered Securities set forth in
Schedule I hereto opposite their names at a purchase price of 97.5% of the principal amount thereof plus accrued interest, if any, from December 23, 1996 to the date of payment and delivery.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell and deliver to the Initial Purchasers the Additional Offered Securities, and the Initial Purchasers shall have a one-time right to purchase, severally and not jointly, up to $25,000,000 Additional Offered Securities at a purchase price of 97.5% of the principal amount thereof plus accrued interest, if any, from December 23, 1996 to the date of payment and delivery. Additional Offered Securities may be purchased as provided in this Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Offered Securities. If any Additional Offered Securities are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the number of Additional Offered Securities (subject to such adjustments to eliminate fractional shares as the Manager shall determine) that bears the same proportion to the total number of Additional Offered Securities to be purchased as the number of Firm Offered Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total number of Firm Offered Securities.

                  The Company agrees that, without your prior written consent, it will not offer, sell, contract to sell or otherwise dispose of any Common Shares or preferred shares or any securities convertible into or exercisable or exchangeable for such Common Shares or preferred shares for a period of 90 days after the date of this Agreement, other than (i) the Offered Securities to be sold hereunder, (ii) the Underlying Securities, and (iii) options to purchase Common Shares, and Common Shares issued by the Company upon the exercise of such options, granted under the Company's existing stock option such and Common Shares issued pursuant to employee stock purchase plans.

                  Payment for the Firm Offered Securities shall be made against delivery of the Firm Offered Securities at a closing to be held at the office of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 at 10:00 A.M., New York City time, on December 23, 1996, or at such other time on the same or such other date, not later than



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December 23, 1996, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Firm Offered Securities shall be made in same day funds.

                  Payment for any Additional Offered Securities shall be made against delivery of the Additional Offered Securities at a closing to be held at the office of Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Manager to the Company of its determination, on behalf of the Initial Purchasers, to purchase a number, specified in said notice, of Additional Offered Securities, or on such other date, in any event not later than January 17, 1997 as shall be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the Option Closing Date. Payment for the Additional Offered Securities shall be made in same day funds. The notice of the determination to exercise the option to purchase Additional Offered Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                  Certificates for the Offered Securities shall be in global form and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Offered Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Initial Purchasers duly paid, against payment of the purchase price therefor. If requested by you with respect to the portion of the Offered Securities sold pursuant to Regulation S, such portion of the Offered Securities shall be in the form of a temporary global Offered Security which will be deposited on your behalf with a common depositary selected by you for the benefit of Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System ("Euroclear"), or Cedel Bank Societe Anonyme ("CEDEL") or both. The Company will deliver the portion of the Offered Securities represented by one or more definitive global Offered Securities in book-entry form to your account by causing DTC to credit such Offered Securities to your account, at DTC, and the portion of the Offered Securities to be evidenced by the temporary global Offered Security by causing the aggregate principal amount of such Offered Security to be credited on the records of Euroclear or CEDEL, as applicable, to your account, unless otherwise directed by you.

         4. Conditions to Closing. The several obligations of the Initial Purchasers under this Agreement to purchase the Firm Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the performance and observance by the Company in all material respects of all covenants and agreements herein contained on its part to be performed and observed and the following conditions:

                  (a) Subsequent to the date of this Agreement and prior to the Closing Date,



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
                           (i) there shall not have occurred any downgrading,
nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) and (a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

                           The officer signing and delivering such certificate
may rely upon the best of his knowledge as to proceedings threatened.

                  (c) You shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, P.C., independent United States counsel for the Company, an opinion of De Brauw Blackstone Westbroek, independent Netherlands counsel for the Company, an opinion or certificate of Wim H. Heijting, General Counsel of the Company, and an opinion for each of the Material Subsidiaries from counsel qualified to give such opinion, each dated the Closing Date, to the effect set forth in Exhibits B, C, D and E respectively.

                  (d) You shall have received on the Closing Date opinions of Venture Law Group, A Professional Corporation, and Shearman & Sterling, each United States counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibits F and G, respectively.

                  (e) You shall have received, on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum.




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
                  (f) You shall have received representations in writing from each of Jan Baan and Paul Baan to the effect that he is a citizen of The Netherlands, that he is not a United States citizen or resident (within the meaning of Section 7701 of the Internal Revenue Code of 1986, as amended), that each of Baan Investment B.V., Baan Barneveld Beheer B.V., the Okinomos Foundation and the related Share Administration Foundation and any other trust or other entity which beneficially owns shares of capital stock of the Company on behalf of him and/or members of his family is not formed under the laws of or domiciled in the United States, and that neither he nor Baan Investment B.V. nor any such trust has any present intent to become a citizen or resident of or to become domiciled in the United States.

                  (g) You shall have received written waivers in form satisfactory to your counsel of all rights, if any, to have securities registered as part of the registrations required to be effected by the Company pursuant to the Registration Rights Agreement

                  (h) You shall have received on the Closing Date written confirmation of the admittance to trading of, or of an agreement to the admittance to trading of, the Offered Securities on the Amsterdam Stock Exchange, subject only to notice of issuance.

                  (i) The Registration Rights Agreement and the Indenture shall have been executed and delivered by all of the parties thereto.

                           The Initial Purchasers' obligation to purchase
Additional Offered Securities hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Offered Securities and other matters related to the issuance of the Additional Offered Securities.

         5. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants as follows:

                  (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and, in the case of the Final Memorandum, to furnish copies of the Final Memorandum in New York City, prior to 3:00 p.m., on the business day following the date of this Agreement, or at such other time as the parties shall agree, in such quantities as you reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Offered Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary in your good faith judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, with the opinion of counsel to the Initial Purchasers it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Whether or not any sale of such Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants, the Trustee and its counsel and the listing agent, (iv) the qualification of such Securities under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Initial Purchasers in quantities as herein above stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Securities, (vii) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) in connection with the preparation of this Agreement and the Indenture, (viii) the fees and expenses, if any, incurred in connection with the admission of such Securities for trading in any appropriate market system; (ix) the fees and expenses of Euroclear, CEDEL and any other depositary used in connection with the Offered Securities and of any transfer or conversion agent or registrar for the Offered Securities or the Underlying Securities issuable upon conversion of the Offered Securities; (x) the capital tax, if any, imposed by The Netherlands upon the issuance and sale of the Securities and all stock transfer or similar taxes imposed under the laws of The Netherlands or other jurisdiction on any transfer of the Securities hereunder to the Initial Purchasers by the Company (including the reimbursement of any Underwriter for any such tax paid on good faith by such Underwriter after notice to the Company).

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Offered Securities in a manner which would require the registration under the Securities Act of such Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Offered Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Offered Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to
Section 13 or 15(d) of the Exchange Act.

                  (i) To include information substantially in the form set forth in Exhibit H in each Memorandum.

                  (j) To use its best efforts to (i) permit the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market, (ii) to list for quotation the Offered Securities on the Amsterdam Stock Exchange, and (iii) to list for quotation the Underlying Securities on the Amsterdam Stock Exchange and on the NASDAQ National Market.

                  (k) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Offered Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S.

         6.       Offering of Securities; Restrictions on Transfer.

                  (a) Each Initial Purchaser, severally and not jointly, represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (a) it will not solicit offers for, or offer to sell, such Offered Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) it will solicit offers for such Offered Securities only from, and will offer such Offered Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Offered Securities are deemed to have represented and agreed as provided in Exhibit F. In addition,(a) each of Morgan Grenfell & Co. Limited, ABN AMRO Bank N.V. and Banque Indo Suez agrees that it will solicit offers for the Offered Securities only outside the United States to persons other than U.S. persons, and

(b)Deutsche Morgan Grenfell Inc. will solicit offers of securities only inside the United States. To the extent necessary to comply with the terms of this Agreement, (A) Deutsche Morgan Grenfell Inc. agrees to act as selling agent for the other Initial Purchasers with respect to offers and sales of Offered Securities in the United States pursuant to this Agreement, and (B) Morgan Grenfell & Co. Limited agrees to act as selling agent for Deutsche Morgan Grenfell Inc. with respect to offers and sales of Offered Securities outside of the United States to persons other than U.S. persons pursuant to this Agreement.

                  (b) Each Initial Purchaser, severally and jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                           (i) it understands that no action has been or will be
taken in any jurisdiction by such Initial Purchaser that would permit a public offering of the Offered Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Offered Securities, in any country or jurisdiction where action for that purpose is required;

                           (ii) such Initial Purchaser will comply with all
applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offered Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                           (iii) the Offered Securities have not been and will
not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                           (iv) such Initial Purchaser has offered the Offered
Securities and will offer and sell the Offered Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the Offering and the latest original issue date of the Offered Securities (the "Restricted Period"), only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                           (v) such Initial Purchaser has (1) not offered or
sold or invited any person to offer to purchase and, prior to the expiry of the period six months from the date the Offered Securities are purchased by the Initial Purchaser will not offer or sell any Offered Securities or Common Shares issuable upon conversion thereof or invite any person to purchase any such Offered Securities or Common Shares in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 ("Regulations"); (2) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Offered Securities or Common Shares issuable upon conversion thereof, to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions ) Order 1996 of Great Britain or is a person to whom such document may otherwise lawfully be issued or passed on;

                           (vi) such Initial Purchaser understands that the
Offered Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Offered Securities, directly or indirectly in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law; and

                           (vii) such Initial Purchaser agrees that, at or prior
to confirmation of sales of the Offered Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (a) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the latest original issue date of the Notes, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.

Terms used in Sections 6(a) and (b) have the meanings given to them by Regulation S.

                  (c)      In addition,

                           (A) except to the extent permitted under U.S. Treas.
Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) each Initial Purchaser agrees that it has not offered or sold, and during the Restricted Period will not offer or sell, Offered Securities in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Offered Securities in bearer form that are sold during the Restricted Period;

                           (B) each Initial Purchaser represents and agrees that
it has, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Offered Securities in bearer form are aware that such Offered Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

                           (C) each Initial Purchaser represents that it is
acquiring the Offered Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Offered Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6); and

                           (D) with respect to each affiliate that acquires from
such Initial Purchaser Offered Securities in bearer form for the purpose of offering or selling such Offered Securities during the restricted period, either
(i) repeats and confirms the representations and agreements contained in clauses
(A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this Section 6(c) have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls such Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Initial Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Grenfell & Co. Limited in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of such Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers the other hand in connection with the offering of such Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers in respect thereof, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of such Offered Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Offered Securities they have purchased hereunder, and not joint.

                  (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold by it in the initial placement of such Offered Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Amsterdam Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or the Netherlands shall have been declared by either Federal, New York State or Netherlands authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Final Memorandum.

         9. Jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to prejudgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it by any Initial Purchaser arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. The Company has appointed CT Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action by any Initial Purchaser arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Initial Purchaser or by any person who controls, any Initial Purchaser expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company as the case may be.

         10. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United

States dollars, the Company will indemnify against any loss incurred by any Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which any Initial Purchaser is able to purchase United States dollars with the amount of the judgment currency actually received by any Initial Purchaser or the Company. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         11. Miscellaneous. If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Offered Securities set forth opposite their respective names in
Schedule I bears to the aggregate principal amount of Firm Offered Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Securities that any Initial Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Initial Purchaser. If, on the Closing Date or the Option Closing Date, as the case may be, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                              Very truly yours,

                                              BAAN COMPANY N.V.

                                              By: /s/ W. H. Hegting
                                                  -----------------------------

                                              Name: W. H. Hegting
                                                  -----------------------------

                                              Title: Secretary to the
                                                     Board and General Counsel
                                                  -----------------------------


Agreed, December 12, 1996

MORGAN GRENFELL & CO. LIMITED
  Acting severally on behalf of itself
  and the several Initial Purchasers named herein.

By:  MORGAN GRENFELL & CO. LIMITED

By: /s/ A. David Miller, Jr.
    -----------------------------------

Name: A. David Miller, Jr.
    -----------------------------------

Title: Attorney-in-Fact
    -----------------------------------

                                   SCHEDULE 1

                                               Principal Amount of Firm
      Initial Purchaser                   Offered Securities to Be Purchased
      -----------------                   ----------------------------------

Deutsche Morgan Grenfell Inc.                               $100,000,000
Morgan Grenfell & Co. Limited                                 65,000,000
ABN AMRO Rothschild                                            5,000,000
Banque Indo Suez                                               5,000,000


Total                                                       ------------
                                                            $175,000,000
                                                            ============

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT





                                             ______________, 1996


Morgan Grenfell & Co. Limited.
31 West 52nd Street
New York, New York  10019-6160


Ladies and Gentlemen:

        Baan Company N.V. (the "Company") proposes to issue and sell (the "Offering") up to $200,000,000 aggregate principal amount of the Company's ____% Convertible Subordinated Notes due 2001 (the "Securities"), convertible into Common Shares of the Company.

        In connection with the Offering, the Company will enter into a purchase agreement with Morgan Grenfell & Co. Limited (the "Purchaser"). The form, terms and conditions of this agreement, including the amount of Securities to be sold in the Offering, the amount of Securities to be purchased by the Purchaser and the Purchaser's purchase price and the initial offering price, are to be determined by the Company and the Purchaser at a later date, and references herein to the "Purchase Agreement" mean such document in the form in which it will be executed and delivered by the parties thereto. Capitalized terms, unless otherwise defined herein, shall have the meanings assigned thereto in the Purchase Agreement.

        The undersigned, to facilitate the marketing of the Securities and in consideration of the Company and the Purchasers entering into the Purchase Agreement, hereby irrevocably confirms and agrees for the benefit of the Company and the Purchasers as follows:

        During the period beginning on and including the date hereof and continuing to and including the 90th day after the date of the definitive offering circular relating to the Offering, the undersigned will not, without the prior written consent of the Purchaser, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of any Common Shares of the Company, any securities which are substantially similar to the Securities or the Common Shares of the Company and any securities convertible into or exchangeable for or which represent the right to receive Common Shares or substantially similar securities, which Stock and other securities are, on the date hereof, or become, at any time hereafter, registered in the name of, or beneficially owned or controlled by, the undersigned, except that the restrictions contained in this letter shall not apply to _________ Common Shares owned by the undersigned.

                                                Very truly yours,




                                                Signature




                                                Print Name

                                    EXHIBIT B


                OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.



        The opinion of Wilson Sonsini Goodrich & Rosati, P.C., United States counsel for the Company, to be delivered pursuant to Section 4(c) of the Purchase Agreement shall be to the effect that:

         1. The Purchase Agreement has been executed and delivered by the Company.

        2. The Indenture has been executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Trustee).

        3. The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

        4. The Registration Rights Agreement has been executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Initial Purchasers).

        5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities and the Registration Rights Agreement will not contravene any provision of applicable U.S. federal or state law of the Company or, to the knowledge of such counsel and except as set forth in each Memorandum, any Reviewed Agreement binding upon the Company or any of its Subsidiaries, or any judgment, order or decree of any U.S. federal or state governmental body, agency or court having jurisdiction over the Company or any of its properties or any of its Subsidiaries or any of their property, and no consent, approval, authorization or order of or qualification with any U.S. federal or state governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Offered Securities except such as are specified and have been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Offered Securities by you.

        6. Such counsel does not know of any legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in each Memorandum and, to such counsel's knowledge, proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Offered Securities.

        7. The statements in the Final Memorandum under the captions "Description of Notes," "Share Certificates and Transfer," "Plan of Distribution" and "Notice to Investors", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

        8. The statements in the Final Memorandum under the caption "Taxation," insofar as such statements constitute a summary of the United States tax laws referred to therein, are accurate and fairly summarize in all material respects the United States tax laws referred to therein.

        9. Each document incorporated by reference in the Final Memorandum (except for financial statements and schedules and other statistical and financial data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

        10. Based upon the representations, warranties and agreements of the Company in Sections 1(o), 1(u), 1(v), 1(w), 5(f), 5(g), 5(h) and 5(k) of the Purchase Agreement and of the Initial Purchasers (as defined in the Final Memorandum) in Section 6 of the Purchase Agreement and on the representations and agreements contained in the Final Memorandum, and assuming compliance therewith, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Offered Securities by the Initial Purchasers in accordance with Section 6 of the Purchase Agreement to register the Offered Securities or the Shares (other than as required by the Registration Rights Agreement) under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Offered Security or Share.

        11. Assuming the validity of such action under the laws of The Netherlands, under the laws of the State of New York relating to personal jurisdiction, in any action arising out of or relating to the Purchase Agreement or the transactions contemplated hereby, the Company has, pursuant to Section 9 of the Purchase Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court"), has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and validly and irrevocably appointed the Authorized Agent (as defined therein) as its authorized agent for the purpose described in Section 9 thereof; and service of process effected on such agent in the manner set forth in Section 9 thereof will be effective to confer valid personal jurisdiction over the Company in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby.

               In addition, such counsel shall state that nothing has come to the attention of such counsel which causes such counsel to believe that (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to this paragraph, counsel may state their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and the documents incorporated therein by reference and review and discussion of the contents thereof, including incorporated documents, but are without independent check or verification except as specified.

                  Such counsel's opinions shall relate to California, New York and United States federal law.

                                    EXHIBIT C


                    OPINION OF DE BRAUW BLACKSTONE WESTBROEK



     The opinion of De Brauw Blackstone Westbroek, Netherlands counsel for the Company, to be delivered pursuant to Section 4(c) of the Purchase Agreement shall be to the effect that:

     1. The Company has been duly incorporated and is validly existing as a company limited by shares (naamloze vennootschap) in good standing under the laws of the Netherlands, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         3. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Trustee).

         4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company (assuming due execution and delivery by the Initial Purchasers) enforceable against the Company in accordance with its terms.

         5. The Offered Securities have been duly authorized by all necessary corporate action on the part of the Company and when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

         6. The Common Shares initially issuable on conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion in accordance with the terms of the Indenture, will have been validly issued, fully paid and non-assessable, and there are no preemptive or, to such counsel's knowledge, other rights to subscribe for or purchase any of the Common Shares issuable upon conversion of the Offered Securities pursuant to the Company's Articles of Association or, to the knowledge of such counsel, any Reviewed Agreement* binding on the Company.

     7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities and the Registration Rights Agreement will not contravene any provision of applicable Netherlands law or the Articles of Association of the Company or, to the knowledge of such counsel and except as set forth in each Memorandum, any Reviewed Agreement binding upon the Company or any of its Subsidiaries, or any judgment, order or decree of any Netherlands governmental body, the Amsterdam Stock Exchange or agency or court having jurisdiction over the Company or any of its properties or any of its Subsidiaries or any of their property, and no consent, approval, authorization or order of or qualification with any Netherlands governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Offered Securities except such as are specified and have been obtained.

     8. Such counsel does not know of any legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in each Memorandum and, to such counsel's knowledge, proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Offered Securities.

     9. The statements in the Final Memorandum under the captions "Enforceability of Civil Liabilities," "Exchange Controls and Other Limitations Affecting Security Holders," "Description of Notes," "Share Certificates and Transfer," "Description of Share Capital," "Plan of Distribution" and "Notice to Investors", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

     10. The statements in the Final Memorandum under the caption "Taxation" insofar as such statements constitute a summary of the Netherlands tax laws referred to therein, are accurate and fairly summarize in all material respects the Netherlands tax laws referred to therein.

     11. The Company's agreement to the choice of law provisions set forth in
Section 9 of the Purchase Agreement, Section ___ of the Indenture and Section ___ of the

--------

* * Defined as any agreement which would be required to be filed as an Exhibit to a Registration Statement on Form F-1 of the Company.

Registration Rights Agreement will be recognized by the courts of The Netherlands; the Company can sue and be sued in its own name under the laws of The Netherlands; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that the Purchase Agreement, the Indenture and the Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 9 of the Purchase Agreement will be effective, insofar as the law of The Netherlands is concerned, to confer valid personal jurisdiction over the Company; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Purchase Agreement, the Indenture or the Registration Rights Agreement would be enforceable against the Company in the courts of The Netherlands.

     12. The Company is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under the Purchase Agreement, the Indenture or the Registration Rights Agreement; and the waiver by the Company of immunity to jurisdiction (including the waiver of sovereign immunity to which the Company may become entitled subsequent to the date of the Purchase Agreement) and immunity to pre-judgment attachment, post-judgment attachment and execution in any suit, action or proceeding against it arising out of or based on the Purchase Agreement is a valid and binding obligation of the Company under Netherlands law.

     13. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of The Netherlands be paid in Dutch Guilders that may be converted into foreign currency that may be freely transferred out of The Netherlands, under the laws and regulations of The Netherlands and are otherwise free and clear of any other tax, withholding or deduction in The Netherlands and without the necessity of obtaining any Governmental Authorization in The Netherlands.

     14. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to The Netherlands or to any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Securities to the Initial Purchasers or (B) the sale and delivery outside The Netherlands by the Initial Purchasers of the Securities to purchasers thereof.

          Such counsel's opinions shall relate to Netherlands law.

                                    EXHIBIT D


            OPINION OR CERTIFICATE OF GENERAL COUNSEL OF THE COMPANY



            Wim H Heijting, the General Counsel of the Company, shall state that

(I) nothing has come to his attention which causes him to believe that (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to this paragraph, he may state his opinion and belief is based upon his participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and the documents incorporated therein by reference and review and discussion of the contents thereof, including incorporated documents, but is without independent check or verification except as specified; and

(II) he does not know of any legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in each Memorandum and, to his knowledge, proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Offered Securities.

                                    EXHIBIT E

                          MATERIAL SUBSIDIARY OPINIONS



     The opinion of qualified counsel to be delivered pursuant to Section 4(c) of the Purchase Agreement shall be to the effect that each Material Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                                    EXHIBIT F


                          OPINION OF VENTURE LAW GROUP



     The opinion of Venture Law Group, A Professional Corporation, to be delivered pursuant to Section 4(d) of the Purchase Agreement shall be to the effect that:

     1. The Indenture is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Company and the Trustee).

     2. The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

     3. The Registration Rights Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Company and the Initial Purchasers).

     4. Based upon the representations, warranties and agreements of the Company in sections 1(o), 1(u), 1(v), 5(f), 5(g), 5(h) and 5(k) of the Purchase Agreement and of the Initial Purchasers (as defined in the Final Memorandum) in
Section 6 of the Purchase Agreement and on the representations and agreements contained in the section "Transfer Restrictions" of the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Offered Securities by the Initial Purchasers in accordance with Section 6 of the Purchase Agreement to register the Offered Securities or the Shares under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Offered Security or Share.

     5. The statements in the Final Memorandum under the captions "Description of Notes," "Plan of Distribution," and "Notice to Investors," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

     6. The statements in the Final Memorandum under the caption "Taxation" insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

In addition, such counsel shall state that nothing has come to the attention of such counsel which causes such counsel to believe that (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to this paragraph, counsel may state their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and the documents incorporated therein by reference and review and discussion of the contents thereof, including incorporated documents, but are without independent check or verification except as specified.

          Such counsel's opinions shall relate to New York, California and United States federal law. The opinions with respect to New York law may be given in reliance on the opinion of Shearman & Sterling.

                                    EXHIBIT G


                         OPINION OF SHEARMAN & STERLING



         The opinion of Shearman & Sterling, United States counsel for the Initial Purchasers, to be delivered pursuant to Section 4(d) of the Purchase Agreement shall be to the effect that:

         1. The Indenture is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Company and the Trustee).

         2. The Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

         3. The Registration Rights Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery by the Company and the Initial Purchasers).

         4. The statements in the Final Memorandum under the caption "Description of Notes" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

         5. Assuming the validity of such action under the laws of The Netherlands, under the laws of the State of New York relating to personal jurisdiction, in any action arising out of or relating to the Purchase Agreement or the transactions contemplated hereby, the Company has, pursuant to Section 9 of the Purchase Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court"), has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and validly and irrevocably appointed the Authorized Agent (as defined therein) as its authorized agent for the purpose described in Section 9 thereof; and service of process effected on such agent in the manner set forth in Section 9 thereof will be effective to confer valid personal jurisdiction over the Company in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby.

         6. Based upon the representations, warranties and agreements of the Company in sections 1(o), 1(u), 1(v), 5(f), 5(g), 5(h) and 5(k) of the Purchase Agreement and of the Initial Purchasers (as defined in the Final Memorandum) in
Section 6 of the Purchase Agreement and on the representations and agreements contained in the section "Transfer Restrictions" of the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Offered

Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Offered Securities by the Initial Purchasers in accordance with Section 6 of the Purchase Agreement to register the Offered Securities or the Shares under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Offered Security or Share.

         Such counsel's opinions shall relate to New York and United States federal law

                                    EXHIBIT H




         Each Memorandum shall contain language to the following effect:

      "Each purchaser of Notes offered otherwise than in reliance on Regulation S under the Securities Act (the "Restricted Notes") will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S under the Securities Act are used herein as defined therein):

         (1) The purchaser is a qualified institutional buyer (a "QIB"), is aware that the sale of the Notes to it is being made in reliance on Rule 144A and is acquiring such Notes for its own account or for the account of a QIB, as the case may be.

         (2) The purchaser understands that the Restricted Notes are being offered only in a transaction not involving any public offering in the Untied States within the meaning of the Securities Act, that such Notes and the Common Shares issuable upon conversion thereof have not been registered under the Securities Act and that (A) it may not resell, pledge or otherwise transfer any such Notes or Common Shares except (i) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S,
(iii) to an institution that is an accredited investor within the meaning of Rule 501 (a) under the Securities Act in a transaction exempt from the registration requirements thereof, (iv) pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (v) pursuant to an effective registration statement under the Securities Act, and in each of cases (i) through (iv) in accordance with any applicable securities laws of the States and other jurisdictions of the United States, and (B) the purchaser will, and each subsequent holder of such Notes or holder of such Common Shares is required to, notify any purchaser of such Notes or Common Shares from it of the resale restrictions referred to in (A) above.

         (3) The purchaser understands that the Restricted Notes will bear legends to the following effect unless the Company determines otherwise in compliance with applicable law:

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THIS NOTE MAY ONLY BE SOLD IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF THIS
NOTE IS HEREBY NOTIFIED THAT THE

SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144a THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BAAN COMPANY N.V. (THE "COMPANY") THAT (A) THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(III) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (a) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS THEREOF, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER OF THIS NOTE OR ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OR SUCH COMMON SHARES ISSUABLE UPON ITS CONVERSION FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

         THIS NOTE, ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         Common Shares issuable upon conversion of Restricted Notes prior to the third anniversary of the date of original issuance of the Restricted Notes (or such shorter period of time as shall be set by the Company to reflect any changes in applicable laws and regulations relating to the resale or transfer of restricted securities generally) will bear comparable legends.

         A Restricted Note may be exchanged for a Note not bearing the legends set forth in (3) above upon certification by the transferor in the form set forth in the Indenture that the transfer of such Restricted Note has been made in accordance with Rule 904 under the Securities Act. The Company understands that under current market practices settlement of the transfer of any such Note may be effected through the facilities of The Depository Trust Company, but that prior to the 40th day after the later of the commencement of the Offering and the last original issue date of the Notes, any such transfer may only occur through the facilities of Euroclear and/or CEDEL.

         NO REPRESENTATION CAN BE MADE AS TO AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR THE RESALE OF THE RESTRICTED NOTES OR ANY COMMON SHARES ISSUABLE UPON CONVERSION THEREOF."

         Each Memorandum shall also contain language to the following effect:

         "Each person receiving this Offering Memorandum acknowledges that such person (i) has been afforded an opportunity to request from the Company and to review, and has received, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information herein,
(ii) it has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Securities or the Underlying Securities offered hereby other than as contained herein and information given by duly authorized officers and employees of the Company in connection with investors' examination of the Company and the terms of the offering, and, if given or made, such other information or representations should not be relied upon as having been authorized by the Company or the Initial Purchasers."

         Each Memorandum shall also contain language to the following effect:

         "Each purchaser of Notes offered hereby in reliance on Regulation S will be deemed to have represented and agreed that such purchaser understands that the Notes (and the Common Shares issuable upon conversion thereof) have not been registered under the Securities Act and may not be offered, sold or delivered in the United States or to, or for the account of, any U.S. Person, unless the Notes (and such Common Shares) are registered under the Securities Act or an exemption from the registration requirements thereof is available and the Notes will bear a legend to this effect, unless the Company determines otherwise in compliance with applicable laws (terms used above that are defined in Regulation S are used above as therein defined)."